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REVOCABLE PROXY


                                    BTG, INC.
                3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 27, 2001 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         The undersigned, being a shareholder of BTG, Inc. (the "Company"), hereby appoints Edward H. Bersoff and Marilynn D. Bersoff, or either of them, with full power of substitution, as proxies and hereby authorizes each such proxy to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at the Company's headquarters, 3877 Fairfax Ridge Road, Fairfax, VA 22030 on Tuesday, November 27, 2001 at 10:00 a.m., Eastern Time, and at any adjournments or postponements of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

1. To approve the Agreement and Plan of Reorganization by and among the Company, The Titan Corporation, a Delaware corporation ("Titan") and T T Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Titan ("Merger Subsidiary"), and the related Plan of Merger, pursuant to which the Merger Subsidiary will merge with and into the Company and the Company will be a wholly owned subsidiary of Titan.


                          [ ] FOR     [ ] AGAINST    [ ] ABSTAIN


2. To vote, in its discretion, upon any other business that may properly come before that Special Meeting or any adjournments or postponements thereof. Except with respect to procedural matters incident to the conduct of the Meeting, management is not aware of any other matters which should come before the Special Meeting.


             (Continued and to be signed and dated on reverse side)


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                          (Continued from reverse side)

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of BTG, Inc. called for November 27, 2001 and a Proxy Statement/Prospectus prior to signing this proxy.

[   ]    I PLAN TO ATTEND THE NOVEMBER 27, 2001 SPECIAL MEETING OF SHAREHOLDERS.


                                    Dated: _______________________, 2001


                                         _______________________________
                                                    SIGNATURE

                                         _______________________________
                                                      TITLE


                                    Note: Please sign exactly as your name
                                    appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.